UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	PreliminaryProxy Statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	DefinitiveProxy Statement
☐	DefinitiveAdditional Materials
☐	SolicitingMaterial Pursuant to Section 240.14a-12

FLOTEK INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FLOTEK INDUSTRIES, INC.

7030 Empire Central Drive

Houston, Texas 77040

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 17, 2007

To the Stockholders of Flotek Industries, Inc.:

At the direction of the Board of Directors of Flotek Industries, Inc. (the “Company”), a Delaware corporation, NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of the Company (the “Meeting”) will be held at the Crowne Plaza Hotel Brookhollow, 12801 Northwest Freeway, Houston, Texas 77040, on August 17, 2007 at 1:00 p.m. (local time), for the purpose of considering and voting upon the following matters:

1. Approval of an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000; and

2. Approval of the 2007 Long Term Incentive Plan.

Only stockholders of record as of the close of business on July 16, 2007 are entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

All stockholders are cordially invited to attend the Meeting; however, to assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage paid envelope enclosed for that purpose. Voting now will avoid the expense of a further solicitation. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

By order of the Board of Directors

Rosalie Melia
Corporate Secretary

July 19, 2007

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

FLOTEK INDUSTRIES, INC.

7030 Empire Central Drive

Houston, Texas 77040

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are being sent to the stockholders of Flotek Industries, Inc. (the “Company”), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Special Meeting of Stockholders of the Company to be held at 1:00 p.m. (local time) on Friday, August 17, 2007, at the Crowne Plaza Hotel Brookhollow, 12801 Northwest Freeway, Houston, Texas 77040 and at any adjournments thereof.

The Notice of Meeting, this Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders on or about July 19, 2007. At the Meeting, stockholders will be asked to consider and vote upon (i) the approval of an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000; and (ii) the approval of the 2007 Long-Term Incentive Plan (the “2007 Plan”) of the Company.

VOTING SECURITIES

The Board has fixed the close of business on July 16, 2007, as the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 18,323,312 shares of common stock, $0.0001 par value per share (“Common Stock”) of the Company, which is the Company’s only authorized and outstanding class of stock entitled to vote at the Meeting.

Holders of at least one-third of the outstanding shares of Common Stock are required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Each outstanding share of Common Stock as of the record date is entitled to one vote.

The affirmative vote of at least a majority of the shares outstanding is required to approve the proposed amendment to the Certificate of Incorporation. The affirmative vote of at least a majority of the shares represented at the Meeting is required to approve the 2007 Plan. In determining whether these proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposals.

If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the Meeting and, where instructions have been given by a stockholder, will be voted in accordance with such instructions.

Any stockholder executing a proxy which is solicited hereby has the power to revoke it prior to its exercise. Revocation may be made by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal executive offices of the Company located at 7030 Empire Central Drive, Houston, Texas 77040, prior to exercise of the Proxy, a written notice of revocation or a later-dated, properly executed proxy. We urge you to vote now to avoid the expense of a further solicitation by the Company.

The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram or in person by directors, officers and other employees of the Company or by paid solicitors. The Company will bear all costs of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof.

Should the Company, in order to solicit proxies, request the assistance of financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to stockholders and obtaining their proxies.

The following table lists all persons who are executive officers, directors or who beneficially own more than 5% of our outstanding voting securities, to the knowledge of our management, as of July 5, 2007. The persons named in the table have sole voting and investment power over all shares of Common Stock which are beneficially owned by them except as noted below. The shares below represent the shares beneficially owned after the 2-for-1 split of the Company’s Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (a)
Common Stock	Palo Alto Investors, LLC 470 University Avenue Palo Alto, California 94301	2,402,000		13.1%

Common Stock	TOSI, LP 1601 Elm Street, Suite 3900 Dallas, Texas 75201	1,504,694	(b)	8.2%

Common Stock	Millenco, L.L.C. 666 Fifth Avenue, 8th Floor New York, New York 10103	1,078,472	(c)	5.9%

Common Stock	Jerry D. Dumas, Sr.	903,138	(d)	4.9%

Common Stock	William R. Ziegler	670,828	(e)	3.7%

Common Stock	John W. Chisholm	428,156	(f)	2.3%

Common Stock	Gary M. Pittman	196,984	(g)	1.1%

Common Stock	Richard R. Wilson	124,000	(h)	*

Common Stock	Barry E. Stewart	62,664	(i)	*

Common Stock	Lisa G. Meier	55,248	(j)	*

All current directors and executive officers as a group (7 persons) (d) (e) (f) (g) (h) (i) (j)		2,441,018		13.3%

*	Less than 1%.
(a)	Based on an aggregate of 18,323,312 shares of Common Stock issued and outstanding as of July 5, 2007. This assumes that all options beneficially owned by the person are exercised for shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised for shares of Common Stock.
(b)	The sole general partner of TOSI, L.P., Pitman Property Corp., and its President and controlling person, J.W. Beavers, may also be deemed to be the beneficial owners of those shares. Pitman Property Corp. has no affiliation with Mr. Gary Pittman, a director of Flotek. Mr. Pittman, through G. Pittman & Company, owns 10% of TOSI, LP. Pittman & Company has neither voting nor investment rights in TOSI, LP.
(c)	The manager of Millenco, L.L.C., Millennium Management, L.L.C., and its managing member, Israel A. Englander, may also be deemed to be the beneficial owners of those shares.
(d)	Includes 108,566 common shares owned by Saxton River Corporation, which is controlled by Mr. Dumas. Also includes 584,644 common shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days of July 5, 2007.

(e)	Includes 169,332 common shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days of July 5, 2007.
(f)	Includes 236,370 common shares held by Chisholm Energy Partners LLC, and 20,470 common shares held by ProTechnics II Inc., of which Mr. Chisholm is a manager. Also includes 69,332 common shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days of July 5, 2007.
(g)	Includes 20,000 common shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days of July 5, 2007.
(h)	Includes 124,000 common shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days of July 5, 2007.
(i)	Includes 42,666 common shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days of July 5, 2007.
(j)	Includes 55,000 common shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days of July 5, 2007.

PROPOSAL 1: APPROVAL OF AMENDMENT TO INCREASE

NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General Information

The Company’s Board has unanimously adopted a resolution approving, and recommending to the Company’s stockholders for their approval, a proposal to amend Article Four of the Company’s Certificate of Incorporation (the “Certificate”) to authorize the issuance of up to an additional 20,000,000 shares of Common Stock. The amendment to the Certificate will increase the number of authorized shares of Common Stock from 20,000,000 to a total of 40,000,000. The form of the proposed amendment is as follows:

Now, therefore, be it resolved, that the first paragraph of Article Four of the Certificate of Incorporation of the corporation shall be amended to provide that the aggregate number of shares which the corporation shall have authority to issue is 40,100,000, consisting of 40,000,000 shares of Common Stock, par value of $.0001 per share, and 100,000 shares of Preferred Stock, par value of $.0001 per share.

Reasons for Increasing the Authorized Shares of Common Stock

On June 19, 2007, we announced that our Board of Directors had approved a 2-for-1 stock split of our common stock, effected in the form of a stock dividend. All of our stockholders of record as of the close of business on July 3, 2007 received one additional share of Common Stock for each share of Common Stock held by them on that date. The additional shares were distributed to stockholders on July 11, 2007 by the Company’s transfer agent, American Stock Transfer.

Prior to the split, 9,161,656 of our 20,000,000 authorized shares were outstanding. As a result of the split, 18,323,312 of our 20,000,000 authorized shares are outstanding. We are obligated to issue an additional 1,576,122 shares on a post-split basis upon the exercise of outstanding options to purchase our Common Stock which, if exercised in full would constitute 19,899,434 shares outstanding. The Company needs to have authorized but unissued shares to issue pursuant to the exercise of stock options not yet granted under our long term incentive plans, as consideration in potential future acquisitions, and for other corporate purposes.

For those reasons, our Board of Directors on June 18, 2007 approved and recommended to the stockholders for their approval an amendment to the Certificate increasing the number of authorized shares of Common Stock from 20,000,000 to 40,000,000 in order to cause the Company to have enough authorized and unissued shares of Common Stock to satisfy its obligations upon the exercise or conversion of all outstanding securities currently exercisable for, or convertible into, shares of Common Stock, for potential future acquisitions and for other corporate purposes.

Effect on Authorized and Outstanding Shares

As a result of the increase in the number of authorized shares of Common Stock effected by this charter amendment, the currently issued and outstanding shares will not be changed. In addition, the number of shares issuable upon exercise of securities exercisable for, or convertible into, Common Stock, will remain the same following the amendment to increase the number of authorized shares of Common Stock. Neither the number of shares of Preferred Stock nor the par value of either the Common Stock or Preferred Stock will be affected by this amendment. Representatives of our principal accountants for the current year and for the most recently completed fiscal year are not expected to be present at the Meeting since the effect of this amendment on our financial statements is minimal.

The Company’s Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, and, as a result, we are subject to periodic reporting and other requirements. The proposed increase in the number of authorized shares of Common Stock will not affect the registration of our Common Stock under that Act.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the increase in the authorized shares of Common Stock, the number of authorized shares which would be unissued and available for future issuance will increase from 100,566 to 20,100,566. The increased available shares could be used for any proper corporate purpose approved by the Board including upon the exercise of options reserved but not yet granted under the long term incentive plans of the Company and as consideration in future financing or acquisition transactions. The Company has no current plans to make any such financings or acquisitions or to issue any shares except upon the exercise of outstanding options.

Effectiveness of the Increase in Authorized Shares of Common Stock

The increase in authorized shares of Common Stock will become effective upon the filing with the Secretary of State of the State of Delaware of an Amendment to the Certificate. It is expected that such filing will take place on or shortly after the date of the Meeting.

Required Affirmative Vote and Recommendation

The affirmative vote of holders of a majority of the outstanding shares of Common Stock, or 9,949,718 votes, is required to approve the amendment to our Certificate to increase the number of authorized shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY’S CERTIFICATE TO AUTHORIZE THE ISSUANCE OF AN ADDITIONAL 20,000,000 SHARES OF COMMON STOCK. PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

PROPOSAL 2: ADOPTION OF THE 2007 LONG-TERM INCENTIVE PLAN

This proposal was originally submitted for stockholder vote at the May 18, 2007 Annual Meeting of Stockholders. The proposal received less than the majority affirmative votes needed to approve the 2007 Plan. With this Meeting the Company is resubmitting the proposal for stockholder vote.

Description of the Plan

The purpose of the 2007 Plan is to provide employees and directors an opportunity to acquire an equity interest in the Company. The Company intends to use the Plan to link the long-term interests of stockholders of the Company and participants in the 2007 Plan, attract and retain participants’ services, motivate participants to increase the Company’s value and create flexibility in compensating participants.

The 2007 Plan may be administered by the Board of Directors or by a committee (the “Plan Committee”) appointed by the Board of Directors. The Board of Directors of the Company has currently designated the Executive Compensation Committee of the Board of Directors as the Plan Committee.

The 2007 Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance shares and performance units (individually an “Award” or collectively, “Awards”). All employees and directors of the Company or its subsidiaries will be eligible to receive Awards under the 2007 Plan. The Plan Committee has the discretion to select the individuals to whom the Awards will be granted, to determine the type, size and terms and conditions applicable to each Award and the authority to interpret, construe and implement the provisions of the 2007 Plan. The Plan Committee’s decisions will be binding.

The total number of shares of Common Stock that may be subject to Awards under the 2007 Plan is 2,200,000 shares (post 2-for-1 Common Stock split). No more than 1,000,000 shares (post 2-for-1 Common Stock split) authorized under the 2007 Plan may be issued as restricted stock. Any shares of Common Stock subject to an Award which expires, is canceled, is forfeited or terminated for any reason other than being settled in shares of Common Stock shall again be available for issuance under the Plan.

The Plan Committee intends to grant Awards under the 2007 Plan which strongly link the interests of stockholders and Award recipients. Accordingly, the Plan Committee intends to grant awards to eligible individuals who have demonstrated successful performance in their respective positions with the Company.

Set forth below is a brief description of the types of Awards that may be granted under the 2007 Plan.

Stock Options. Options (each an “Option”) to purchase shares of Common Stock, which may be incentive or nonqualified stock options, may be granted under the 2007 Plan at an exercise price (the “Option Price”) determined by the Plan Committee in its discretion, provided that the Option Price may be no less than the trading price of the Common Stock on the date of grant. Each Option represents the right to purchase one share of Common Stock at the specified Option Price.

Options will expire no later than 10 years after the date on which they are granted and will become exercisable at such times and in such installments as determined by the Plan Committee. Payment of the Option Price must be made in full at the time of exercise in cash, certified or bank check, or by tendering to the Company shares of Common Stock having a fair market value equal to the Option Price.

Options may become vested and exercisable based upon satisfaction of criteria established by the Plan Committee. Such criteria may be time-based vesting based on continuous employment or rendering services to the Company over a specified period of time from the date of grant.

Stock Appreciation Rights. An Award of a stock appreciation right (“SAR”) may be granted under the 2007 Plan with respect to shares of Common Stock. Generally, one SAR is granted with respect to one share of Common Stock. The SAR entitles the participant, upon the exercise of the SAR, to receive an amount equal to the appreciation in the underlying share of Common Stock. The appreciation is equal to the difference between (i) the “base value” of the SAR (which is the trading price of the Common Stock on the date the SAR is granted), and (ii) the closing trading price of the Common Stock on the date preceding the date the SAR is exercised. Upon the exercise of a vested SAR, the exercising participant will be entitled to receive the appreciation in the value of one share of Common Stock as so determined, payable at the discretion of the Plan Committee in cash or in shares of Common Stock.

SARs will expire no later than 10 years after the date on which they are granted. SARs become exercisable at such times and in such installments as determined by the Plan Committee.

Tandem Option/SARs. An Option and an SAR may be granted “in tandem” with each other. An Option and an SAR are considered to be in tandem with each other because the exercise of the Option aspect of the tandem unit automatically cancels the right to exercise the SAR aspect of the tandem unit, and vice versa. The Option may be an incentive stock option or a nonqualified stock option, and the Option may be coupled with one SAR, more than one SAR or a fractional SAR in any proportionate relationship selected by the Plan Committee.

Restricted Stock. An Award of restricted stock (“Restricted Stock”) is an Award of Common Stock that is subject to such restrictions, if any, as the Plan Committee deems appropriate, including forfeiture conditions and restrictions against transfer for a period specified by the Plan Committee. Restricted Stock Awards may be granted under the 2007 Plan as consideration for services and/or payments of cash by the participant, as determined by the Plan Committee. Restrictions, if any, on Restricted Stock may lapse in installments based on factors selected by the Plan Committee. Prior to the expiration of the restricted period, except as provided by the Plan Committee, a grantee who has received a Restricted Stock Award generally has the rights of a stockholder of the Company, including the right to vote and to receive cash dividends on the shares subject to the Award.

Performance Shares and Performance Units. A performance share Award (a “Performance Share”) and/or a performance unit Award (a “Performance Unit”) may be granted under the 2007 Plan. Each Performance Unit will have an initial value that is established by the Plan Committee at the time of grant. Such Awards may be earned based upon satisfaction of certain specified performance criteria, subject to such other terms and conditions as the Plan Committee deems appropriate. Prior to the end of a performance period, the Plan Committee, in its discretion, may adjust the performance objectives to reflect an event that may materially affect the performance of the Company, including, but not limited to, market conditions or a significant acquisition or disposition of the assets or other property by the Company. The extent to which a grantee is entitled to payment in settlement of such an Award at the end of the performance period will be determined by the Plan Committee, in its sole discretion, based on whether the performance criteria have been met and payment will be made in cash or in shares of Common Stock in accordance with the terms of the applicable Award Agreements.

Adjustments

Under the 2007 Plan, if there is any change in the capitalization of the Company, a reorganization, or a similar transaction, such proportionate adjustments as may be necessary (in the form determined by the Plan Committee) to reflect such change will be made to prevent dilution or enlargement of the rights with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the 2007 Plan, the number of shares of Common Stock covered by each outstanding Award and the price per share in respect thereof. Unless otherwise provided in an Award Agreement, an individual’s rights under the 2007 Plan may not be assigned or transferred (except in the event of death).

The 2007 Plan permits but does not require the Plan Committee to include a provision in an Award Agreement providing for the acceleration of the vesting of the Awards upon a change-in-control of the Company, and also permits the Plan Committee to accelerate the vesting of any Awards upon a change-in-control, regardless of whether required by the Award agreement.

The Awards will provide that in the event of a change-in-control of the Company, each Award will expire as of the effective date of such transaction, provided that to the extent possible the Company is to provide 30 days written notice of such transaction to the participants so as to enable them to exercise their vested awards prior to the change-in-control event.

Termination

The 2007 Plan will remain in effect until December 31, 2027. Awards may not be granted under the 2007 Plan subsequent to December 31, 2017. The Plan Committee may at any time terminate, modify or amend the 2007 Plan, provided however, that no such amendment, modification or termination may (i) materially adversely affect an optionee’s or grantee’s rights under any Award previously granted under the 2007 Plan, except with the consent of such optionee or grantee, or (ii) increase the number of shares subject to the 2007 Plan, or change the designation of the class of persons eligible to receive Awards, unless approved by the stockholders of the Company.

Certain Federal Income Tax Consequences of Awards

An employee to whom an Option, which is an incentive stock option (“ISO”) that qualifies under Section 422 of the Internal Revenue Code, is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such ISO. However upon the exercise of an ISO, any excess in the fair market price of the Common Stock over the Option Price constitutes an item of adjustment that may have alternative minimum tax consequences for the employee. When the employee sells such shares more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO (the “ISO Holding Period”), the employee will generally recognize either a long-term or mid-term capital gain or loss equal to the difference, if any, between the sale prices and the aggregate Option Price, and the Company will not be entitled to a federal income tax deduction with respect to the exercise of the ISO or the sale of such shares. The shares must be held for more than 12 months to qualify for long-term capital gains. If the employee does not hold such shares for the required ISO Holding Period, when the employee sells such shares the employee will recognize ordinary compensation income and possibly short-term capital gain or loss in such amounts as are prescribed by the Internal Revenue Code and the regulations thereunder, and the Company will generally be entitled to a federal income tax deduction.

A participant to whom a nonqualified stock option (“NSO”) or SAR is granted will not recognize income at the time of grant of such Option or SAR. When the participant exercises such NSO or SAR, the participant will recognize ordinary compensation income equal to the difference, if any, between the exercise price paid and the fair market value, as of the date of exercise of such NSO or SAR, of the shares of Common Stock the participant receives. The tax basis of such shares to such participant will be equal to the exercise price paid plus the amount includible in the participant’s gross income, and the participant’s holding period for such shares will commence on the date of exercise.

Subject to the applicable provisions of the Internal Revenue Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of an NSO or SAR in an amount equal to the ordinary compensation income recognized by the employee upon the exercise of the NSO or SAR. Under Section 162(m) of the Internal Revenue Code, compensation paid by a publicly-traded corporation to any one of its five highest paid executive officers in excess of $1,000,000 will not be deductible unless it is performance-based and paid under a plan that has been approved by stockholders. The Compensation Committee considers the application of this legislation when reviewing executive compensation; however, the limitation on deductibility of executive compensation has not had any impact on the Company to date.

No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of performance shares or earned performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of Common Stock received less any amount paid for such award at the time of payment or transfer pursuant to the fulfillment of the specified conditions or the achievement of the performance goals.

The recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the shares of Common Stock on the first date that such shares either are transferable by the recipient or cease to be subject to forfeiture, and the capital gain or loss holding period for such shares will also commence on that date.

Required Affirmative Vote and Recommendation

The affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required to approve the 2007 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPANY’S 2007 LONG-TERM INCENTIVE PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

INCORPORATION BY REFERENCE

The financial information contained in our annual report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on March 16, 2007, and in the quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed with the Securities and Exchange Commission on May 10, 2007, are hereby incorporated by reference as of the respective dates of those reports.

We will furnish without charge to each recipient of this proxy statement, upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement, including information contained in documents filed subsequent to the date this proxy statement is sent to stockholders, up to the date of responding to the request. Requests should be made by telephone to (713) 849-9911 or in writing to 7030 Empire Central Drive, Houston, Texas 77040; Attention: Glenn E. Neslony.

PROXY

SPECIAL MEETING OF STOCKHOLDERS OF

FLOTEK INDUSTRIES, INC.

TO BE HELD AT THE CROWNE PLAZA HOTEL BROOKHOLLOW

12801 NORTHWEST FREEWAY, HOUSTON, TX 77040

ON FRIDAY, AUGUST 17, 2007 AT 1:00 P.M.

THE UNDERSIGNED STOCKHOLDER OF FLOTEK INDUSTRIES INC. (the “Company”) HEREBY APPOINTS Jerry D. Dumas, Sr., a director of the Company, or failing this person, William R. Ziegler, a director of the Company, or in the place of the foregoing,                                  (print the name), as proxyholder for and on his behalf, with full power of substitution, to attend, act and vote for and on behalf of the undersigned at the Special Meeting of Stockholders of the Company (the “Meeting”) to be held on August 17, 2007 and at every adjournment thereof, to the same extent and with the same powers as if the undersigned were present at the Meeting, or any adjournment thereof. The shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the undersigned as specified herein.

1.	To approve the amendment to the Certificate of Incorporation to increase authorized shares of Flotek Common Stock to 40,000,000.

2.	To approve the 2007 Long Term Incentive Plan.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

	FOR	AGAINST	ABSTAIN
PROPOSAL 1: Approval of the amendment to the Certificate of Incorporation to increase authorized shares of Flotek Common Stock to 40,000,000	☐	☐	☐

PROPOSAL 2: To approve the 2007 Long Term Incentive Plan	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date

Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.